Exhibit 10.1
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
AMENDMENT NO. 1 TO
CO-PROMOTION AGREEMENT
     This Amendment No. 1 to Co-Promotion Agreement (“Amendment”) is entered into as of the 6th day of May, 2008, by and between C.B. Fleet Company, Incorporated, a Virginia corporation, and its subsidiary, C.B. Fleet Investment Corporation, a Delaware corporation (collectively, “Fleet”), and Santarus, Inc., a Delaware corporation (“Santarus”).
BACKGROUND
     A. Fleet and Santarus are parties to that certain Co-Promotion Agreement dated August 24, 2007 (the “Agreement”).
     B. The parties desire to amend the Agreement as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, Fleet and Santarus hereby agree as follows:
1. Capitalized terms not defined in this Amendment shall have the meanings given in the Agreement.
2. The parties acknowledge that the Promotion Commencement Date occurred on October 1, 2007. Therefore, the Term shall expire on October 1, 2008 unless earlier terminated pursuant to the Agreement, as amended by this Amendment.
3. The Maximum Number of Details in Section 2.3 of the Agreement shall be increased from [***] Calls to [***] Calls.
4. Fleet shall not be required to pay Santarus a Co-Promotion Fee with respect to any Calls in excess of [***] Calls in any calendar month beginning January 2008. Any such excess Calls by the Santarus Sales Force shall not apply towards the Maximum Number of Details under Section 2.3 of the Agreement.
5. The parties acknowledge that the increase in the Maximum Number of Details under this Amendment results in an increase in the maximum aggregate Co-Promotion Fee that can be paid to Santarus under the Agreement by $[***] (the “Maximum Co-Promotion Fee Increase”). In the event Fleet terminates the Agreement prior to the end of the Term, except for termination for Santarus breach or insolvency pursuant to Section 10.2(i) or 10.2(ii), respectively, Fleet shall be required to pay Santarus, within [***] days

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after termination of the Agreement, a termination fee equal to the amount, if any, of the Maximum Co-Promotion Fee Increase not already paid to Santarus.
6. The notice period for termination under Sections 10.2(v) and 10.3(v) is hereby decreased from 120 days to 45 days.
7. Notwithstanding Section 3.2 of the Agreement, once the Maximum Number of Details has been reached, the Bonus Payment will not be pro-rated even if the Agreement is terminated prior to the completion of a Bonus Period.
8. This Amendment may be executed in several counterparts, each of which shall be deemed an original. This Amendment shall be construed and governed in all aspects under and in accordance with the law of the State of New York (excluding its or any other jurisdiction’s choice of law principles).
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their undersigned duly authorized representatives as of the date first set forth above.

SANTARUS, INC.		C.B. FLEET COMPANY, INCORPORATED

By:	/s/ Gerald T. Proehl	By:	/s/ R. Bruce Montgomery, Jr.
Name: Gerald T. Proehl		Name: R. Bruce Montgomery, Jr.
Title: President and CEO		Title: Vice President

C.B. FLEET INVESTMENT CORPORATION

		By:	/s/ Robert A. Lemon
Name: Robert A. Lemon
Title: President